UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2014

CorVel Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2014, Scott R. McCloud tendered his resignation as Chief Financial Officer of CorVel Corporation (the “Company”) to be effective as of June 13, 2014. Mr. McCloud had been with the Company for 19 years, starting in May 1995.

Richard Schweppe, the Company’s Director of Finance, will be promoted to the position of Chief Financial Officer to be effective upon Mr. McCloud’s resignation on June 13, 2014. Mr. Schweppe has been with the Company for 26 years, joining the Company as Director of Finance in March 1988. He was promoted to Chief Financial Officer when the Company completed its initial public offering in June 1991. He served in that position until August 2005 when he resigned from that position to become Director of Finance and was replaced by Scott R. McCloud. Mr. Schweppe is 59 years old, has a current annual salary of $150,000 and is eligible for a discretionary annual bonus and discretionary options grants pursuant to the Company’s stock option plan. Mr. Schweppe also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Schweppe and any other persons pursuant to which he was selected as officer. In addition, there are no family relationships between Mr. Schweppe and any other director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2014

CORVEL CORPORATION, a Delaware corporation (Registrant)

By:	/s/ V. Gordon Clemons
V. Gordon Clemons Chief Executive Officer and President